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                                                                  Exhibit 10.9

                                                               Loan No. 98-163
                                                    Woodmere Construction Loan


                             CONSTRUCTION LOAN AGREEMENT


     THIS CONSTRUCTION LOAN AGREEMENT (this "AGREEMENT") is made this 22nd day of June, 1998 between UNITED-WOODMERE, INC., an Illinois corporation ("BORROWER") and HELLER FINANCIAL, INC., a Delaware corporation ("LENDER").

                                       RECITALS

     A. Lender has agreed to make a loan (the "LOAN") to Borrower subject to the terms and conditions contained herein. The Loan is evidenced by that certain Promissory Note of even date herewith in the original principal amount of Thirteen Million Seven Hundred Fifteen Thousand and No/100 Dollars ($13,715,000) (the Note and all amendments thereto and substitutions therefor are hereinafter referred to as the "NOTE"). The terms and provisions of the Note are hereby incorporated herein by reference in this Agreement.

     B. Borrower is, or on the Closing Date will be, the owner of certain real property located on the east side of Lemont Road south of 75th Street in the City of Darien, DuPage County, Illinois, commonly known as "Woodmere" and more particularly described on EXHIBIT A hereto (the "PROPERTY"). Borrower shall construct 64 townhouse units (collectively called the "HOMES" and collectively with all other improvements to be constructed on the Property, the "IMPROVEMENTS") on said real property. The Property and the Improvements are sometimes collectively called the "PROJECT."

     C. Borrower will use the proceeds of the Loan for the purpose of constructing the Project.

     D. Borrower's obligations under the Loan will be secured by, among other things, a first priority Mortgage, Assignment of Rents and Security Agreement of even date herewith (the "MORTGAGE"). This Agreement, the Note, the Mortgage, the Guaranty, the Security Agreement, the Environmental Indemnity and any other documents evidencing or securing the Loan or executed in connection therewith, and any modifications, renewals and extensions thereof, are referred to herein collectively as the "LOAN DOCUMENTS."

     E.   An index of defined terms appears on the attached SCHEDULE I.

     NOW, THEREFORE, in consideration of the foregoing and the mutual conditions and agreements contained herein, the parties agree as follows:


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                                ARTICLE I THE LOAN

     1.1. DISBURSEMENTS. Subject to and upon the terms, conditions and limitations contained in this Agreement, Lender agrees to lend, and Borrower agrees to borrow and take down, the Loan, to be evidenced by the Note. All proceeds of the Loan shall be advanced against the Note as provided in this
ARTICLE I and shall be used by Borrower to pay for Project Costs as contained in the Project Budget. The principal amount actually owing on the Note from time to time shall be the aggregate of all advances theretofore made by the Lender against the Note less all payments theretofore made on the principal of the Note.

          1.1.1.    INITIAL FUNDING.   Subject to the satisfaction of the
conditions set forth in ARTICLE III of this Agreement, on the Closing Date, Lender shall disburse to Borrower the Initial Funding Amount from the proceeds of the Loan, which shall be used to repay in full all amounts outstanding (including without limitation, the principal balance thereof), under that certain $25,000,000 revolving credit loan (the "ABF") made by GENEL Company, Inc., an Oregon corporation ("GENEL"), pursuant to that certain Revolving Credit Agreement dated as of May 30, 1995 between United Homes, Inc., an Illinois corporation ("UNITED HOMES") and Genel, which revolving credit loan and Revolving Credit Agreement were previously assigned by Genel to Lender. The "INITIAL FUNDING AMOUNT" is an amount equal to the aggregate of (a) $5,511,748.29 (which is the total outstanding principal balance and accrued and unpaid interest under the ABF as of the date hereof) PLUS (b) per diem interest of $1,436.56 for each day after the date hereof through the Closing Date; provided, however, if the Closing Date occurs after June 30, 1998, the per diem interest for each day from and after July 1, 1998 through the Closing Date shall be recalculated based on the principal balance of the ABF as of July 1, 1998 and the Base Rate in effect as of July 1, 1998 PLUS (c) the principal amount of any disbursements of loan proceeds made under the ABF after the date hereof and per diem interest thereon. The "CLOSING DATE" means the date of disbursement of the Initial Funding Amount.

          1.1.2. ADDITIONAL ADVANCES. Subject to the satisfaction of the conditions set forth in ARTICLE IV of this Agreement and SECTION 1.1.3 below, Lender shall make additional advances of the Loan to or for the benefit of Borrower in the manner provided in ARTICLE IV of this Agreement. Additional Advances may be made on the Closing Date to pay certain trade payables and other Project Costs then due and payable with respect to the Project. Notwithstanding the foregoing, Lender shall not be obligated to make any advances after October 31, 1998.

          1.1.3. MAXIMUM OUTSTANDING PRINCIPAL AMOUNT. The maximum amount which Borrower shall be entitled to have outstanding on the Loan at any given time shall be $8,000,000.

          1.1.4.    MAXIMUM LOAN AMOUNT.

               (a) In the event the actual amount of the Initial Funding Amount on the Closing Date is less than the amount calculated under the provisions of SECTION 1.1.1 above (as a result of payments made on the outstanding principal balance of the ABF prior to the Closing Date), the aggregate maximum amount of the Loan that may be borrowed by Borrower


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during the term of the Loan shall be reduced by an amount equal to the amount by which the actual amount of the Initial Funding Amount on the Closing Date is less than the amount calculated under the provisions of SECTION 1.1.1 above and in such event, notwithstanding that the stated principal amount of the Loan under the Loan Documents is $13,715,000, the aggregate amount of the Loan that may be borrowed by Borrower shall be said reduced amount of the Loan.

               (b) Borrower hereby acknowledges and agrees that the stated principal amount of the Loan of $13,715,000 is based on total anticipated remaining revenues from the sale of Homes in the Project as of the date of this Agreement in the amount of $14,315,000. In the event actual revenues from the sale of Homes in the Project from and after the date of this Agreement are less than $14,315,000, the aggregate maximum amount of the Loan that may be borrowed by Borrower during the term of the Loan shall be reduced by an amount equal to the amount by which the actual revenues from the sale of Homes in the Project from and after the date of this Agreement are less than $14,315,000 and, in such event, notwithstanding that the stated principal amount of the Loan under the Loan Documents is $13,715,000, the aggregate amount of the Loan that may be borrowed by Borrower shall be said reduced amount of the Loan. During the term of the Loan, the amount that may be borrowed by Borrower shall be reduced as aforesaid based on Lender's determination from time to time of the anticipated remaining revenues and the actual revenues from the sale of Homes in the Project as Homes are sold.

     1.2. LOAN TERM. The Loan shall mature on December 15, 1998 (the "MATURITY DATE").

     1.3. INTEREST RATE. Borrower shall pay interest on the outstanding principal balance of the Loan at a floating rate per annum equal to the Base Rate plus three and three-quarters percent (3.75%) (the aggregate rate referred to as the "INTEREST RATE"). "BASE RATE" shall mean the rate published each day in THE WALL STREET JOURNAL for notes maturing three (3) months after issuance under the caption "Money Rates, London Interbank Offered Rates (LIBOR)". The Interest Rate for each calendar month shall be fixed based upon the Base Rate published prior to and in effect on the first
(1st) business day of such month. Interest shall be calculated based on a 360 day year and charged for the actual number of days elapsed.

     1.4. PAYMENTS. Borrower shall make interest payments monthly in arrears on the first (1st) day of each month computed on the outstanding principal balance of the Loan at the Interest Rate. In addition, in the event the outstanding balance of the Loan at any time shall exceed $8,000,000, Borrower shall immediately repay the Loan in the amount of such excess. The outstanding principal balance of the Loan shall be due and payable on or before the Maturity Date, or any earlier date on which the Loan shall be required to be paid in full, whether by acceleration or otherwise.


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     1.5. CASH MANAGEMENT SYSTEM.

          1.5.1. DISBURSEMENT ACCOUNT. From and after the Closing Date, Borrower shall maintain Account Number 50060158 (the "DISBURSEMENT ACCOUNT") in the name of Borrower at American National Bank and Trust Company of Chicago (the "BANK"), into which Loan proceeds to be funded to Borrower shall be disbursed from time to time; provided, however, at Lender's option, disbursements of Loan proceeds may be made through Title Company or shall be paid by Lender directly to the contractors, subcontractors, laborers and materialmen to whom payment is owed or shall be made to the Disbursement Account.

          1.5.2. DEPOSITORY ACCOUNT. All Project receipts shall be deposited into the following account of Lender or such other place as Lender may from time to time designate (the "DEPOSITORY ACCOUNT") in accordance with the provisions of Section 1.5.5 below:

                         ABA No. 0710-0001-3
                         Account Number 55-90183
                         The First National Bank of Chicago NBD
                         One First National Plaza
                         Chicago, IL 60670
                         Reference:     Heller Financial, Inc. -
                                        United-Woodmere, Inc.

Lender shall apply such funds transferred to the Depository Account to the obligations in the order specified in SECTION 1.6 hereof.

          1.5.3. NO OTHER ACCOUNTS. Borrower shall not establish or maintain any depository accounts with Bank or any other bank or financial institution other than the Disbursement Account and concentration account number 18092047 in the name of Borrower at Bank, which concentration account is required by Bank and is linked to the Disbursement Account.
1.5.4. RECEIPT OF PAYMENTS. For purposes only of computing interest hereunder, all payments shall be applied by Lender against the outstanding aggregate amount of the Loan on the day payment has been credited by Lender's depository bank to the Depository Account in immediately available funds.

          1.5.5. TRANSFER OF PROJECT RECEIPTS. On or before the Closing Date, Borrower, Chicago Title Insurance Company ("TITLE COMPANY") and Lender will enter into a tri-party agreement (the "TRI-PARTY AGREEMENT"). All closings of sales of Homes shall occur only through an escrow with the Title Company established pursuant to the Tri-Party Agreement. In accordance with the provisions of the Tri-Party Agreement, Borrower and Title Company shall establish an escrow with each buyer of a Home upon execution of a purchase contract by said buyer with respect thereto. Each deposit made by each said buyer, all other escrow funds


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paid by said buyer (including, without limitation, any deposits for upgrades and any other deposits or payments made by said buyer after the opening of escrow) and all other escrow funds, including, without limitation, said buyer's closing funds and loan proceeds from third party lenders, shall be deposited directly into the escrow with Title Company and held therein until disbursement thereof at the close of escrow in accordance with the provisions of this Agreement and the Tri-Party Agreement. In the event any escrow funds are received by Borrower, Borrower shall deposit said escrow funds into the applicable escrow promptly upon Borrower's receipt thereof. On each day that a close of an escrow occurs, Title Company shall, in accordance with the Tri-Party Agreement, wire transfer all escrow funds which are payable to Borrower at the close of escrow directly to the Depository Account. In the event any other Project revenues or receipts are received by Borrower, Borrower shall immediately pay the same to Lender, which shall be deposited by Lender into the Depository Account upon Lender's receipt thereof.

     1.6. APPLICATION OF PAYMENTS. Lender and Borrower agree that Lender shall apply any and all payments at any time or times hereafter received by Lender from or on behalf of Borrower, including, without limitation, amounts transferred to the Depository Account, against the outstanding Loan and the other obligations of Borrower hereunder and under the other Loan Documents as provided in the next sentence. Such payments received by Lender shall be applied upon receipt in the following order: (i) then due and payable fees and expenses; (ii) then due and payable interest payments; (iii) then outstanding principal under the Loan; (iv) then to any other due and unpaid obligations; and (v) any excess shall be held by Lender in the Participation Reserve. Lender is authorized to, and at its option may, make advances on behalf of Borrower for payment of all fees, expenses, charges, costs, principal and interest incurred by Borrower hereunder. Such advances shall be made when and as Borrower fails promptly to pay when due such fees, expenses, charges, costs, principal and interest and, at Lender 's option and to the extent permitted by law, shall be deemed an advance of principal constituting part of the Loan hereunder.

     1.7. NO REBORROWING OF REPAID PRINCIPAL. Borrower agrees that the Loan is not a revolving loan. Accordingly, advances of principal which are repaid may not be reborrowed by Borrower.


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     1.8. ASSUMPTION OF EQUITY LOAN AND PAYMENT OF PARTICIPATION.

          1.8.1. ASSUMPTION OF EQUITY LOAN. As additional consideration for making the Loan, Borrower hereby assumes the obligations of United Homes under that certain Loan Agreement (the "EQUITY LOAN AGREEMENT") dated as of February 6, 1996 by and between Lender and United-Darien Limited Partnership, an Illinois limited partnership ("UNITED-DARIEN"), as amended by that certain First Amendment to Loan Documents (the "EQUITY LOAN AMENDMENT") dated as of March 31, 1997 by and among Lender, Borrower, United-Darien, United Homes and United Development Management Company, an Illinois corporation, which Equity Loan Agreement evidences and governs the $3,300,000 loan (the "EQUITY LOAN") made by Lender to United-Darien and which Equity Loan was assumed by United Homes under the provisions of the Equity Loan Amendment.

          1.8.2.    PARTICIPATION.

               (a) Without limiting the generality of SECTION 1.8.1 above, Borrower agrees that it shall distribute "REVENUE" (as defined in the Equity Loan Agreement as amended by the Equity Loan Amendment) from the Project (as defined in the Equity Loan Agreement as amended by the Equity Loan Amendment) in accordance with the provisions of Section 1.8 of the Equity Loan Agreement as amended by the Equity Loan Amendment and, in connection therewith, shall pay to Lender the "PARTICIPATION" (as defined in the Equity Loan Agreement as amended by the Equity Loan Amendment and as further amended by the provisions of SECTION 1.8.2(b) below) when the Participation is due and payable.

               (b) Notwithstanding anything to the contrary in the Equity Loan Agreement as amended by the Equity Loan Amendment, as additional consideration for making the Loan, Borrower agrees that the Participation to be paid to Lender under the Equity Loan shall be an amount equal to the greater of (i) $285,000 and (ii) 10% of the balance remaining after applying Revenue to satisfy the distribution requirements of subsections (i) through
(viii) and subsections (ix)(a) and (ix)(b) of Section 1.8 of the Equity Loan Agreement as amended by the Equity Loan Amendment. Borrower shall pay such Participation to Lender in accordance with, and when due and payable under, the provisions of Section 1.8 of the Equity Loan Agreement as amended by the Equity Loan Amendment and by this SECTION 1.8.2(b).

          1.8.3. PARTICIPATION RESERVE. In the event any funds that are transferred to the Depository Account remain after application thereof by Lender to the amounts set forth in CLAUSES (i) THROUGH (iv) of SECTION 1.6 above, such excess funds shall be held by Lender as a reserve for the payment of the Participation (the "PARTICIPATION RESERVE"). The Participation Reserve may be commingled with the general funds of Lender and shall not be deemed to be held in trust for the benefit of Borrower. Absent an Event of Default hereunder or under any of the Loan Documents, or an event which, with the giving of notice or passage of time would


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constitute an Event of Default, within ninety (90) days after the closing of the sale of the last Home in the Project, Lender shall disburse the sums held in the Participation Reserve in the following priority: (x) first to the payment of Lender's Participation until Lender's Participation is paid in full, and (y) then, the remainder of the monies deposited in the Participation Reserve together with interest thereon calculated at the money market rate of interest available to Lender on deposits of its funds in money market rate deposit accounts for the period of time in which said monies to which Borrower is entitled were held in the Participation Reserve, shall be paid to Borrower in payment of Borrower's balance of the Residual (as defined in the Equity Loan Agreement as amended by the Equity Loan Amendment). Upon the occurrence of an Event of Default, the sums held in the Participation Reserve shall be applied by Lender, at its option, to the Loan and all other amounts payable by Borrower under the Loan Documents and to that end, Borrower hereby grants to Lender a security interest in all sums held in the Participation Reserve.

     1.9. PREPAYMENTS OF LOAN. Borrower may prepay the outstanding principal balance of the Loan in full or in part any time; PROVIDED Borrower pays the Participation then due Lender.

                                      ARTICLE II
                                       SECURITY

     2.1. COLLATERAL. The Loan and all other indebtedness and obligations under the Loan Documents shall be secured by the following (collectively, the "COLLATERAL"): (a) the Mortgage, (b) the security interests encumbering the personal property of Borrower granted under the security agreement by Borrower in favor of Lender (the "SECURITY AGREEMENT"), (c) the guaranty (the "UNITED DEVELOPMENT GUARANTY") of United Development Management Company, an Illinois corporation ("UNITED DEVELOPMENT"), (d) the guaranty (the "HAVLIK GUARANTY") of Edward F. Havlik ("HAVLIK"), (e) the security interests encumbering the personal property of United Homes granted under various security agreements by United Homes in favor of Lender (the "UNITED HOMES SECURITY AGREEMENTS"), (f) the stock pledges encumbering certain stock owned by United Homes granted under various pledge agreements by United Homes in favor of Lender (the "UNITED HOMES PLEDGE AGREEMENTS"), (g) the stock pledges encumbering certain stock owned by United Development granted under various pledge agreements by United Development in favor of Lender (the "UNITED DEVELOPMENT PLEDGE AGREEMENTS"), (h) the mortgage liens granted by United Homes encumbering certain real property owned by United Homes and (i) any other collateral or security described in this Agreement or in any of the other Loan Documents or required by Lender in connection with the Loan. United Development, Havlik and United Homes are hereinafter collectively referred to as "OBLIGORS."


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                                     ARTICLE III
                       CONDITIONS PRECEDENT TO INITIAL FUNDING

     Lender's obligation to disburse the Initial Funding Amount is subject to satisfaction of each of the following conditions:

     3.1. LOAN DOCUMENTS. Lender shall have received the following Loan Documents, all in form and substance satisfactory to Lender:

          (a)  this Agreement;

          (b)  the Note;

          (c)  the Mortgage;

          (d)  the Security Agreement;

          (e) such Uniform Commercial Code financing statements as Lender may require;

          (f)  the United Development Guaranty;

          (g)  the Havlik Guaranty;

          (h) a hazardous wastes indemnity agreement ("ENVIRONMENTAL INDEMNITY"), executed by Borrower and Obligors;

          (i)  the mortgages granted by United Homes;

          (j)  the United Homes Security Agreements;

          (k)  the United Homes Pledge Agreements;

          (l)  the United Development Pledge Agreements;

          (m)  the Tri-Party Agreement;

          (n)  a bank agency agreement among Borrower, Lender and the Bank; and

          (o)  an assignment of distributions granted by Havlik.


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     3.2. TITLE POLICY AND ENDORSEMENTS.  Lender shall have received a commitment for title insurance in an amount and issued by Title Company. On the Closing Date, Lender shall receive a mortgagee title insurance policy ("TITLE POLICY"), acceptable to Lender, insuring marketability of title and insuring that the lien of the Mortgage is a valid first lien on the Project, subject only to exceptions to title approved by Lender. The Title Policy shall also contain any reinsurance and endorsements required by Lender including without limitation creditors' rights, zoning 3.0, variable rate, usury, shared appreciation mortgage and extended coverage endorsements (Comprehensive Form 1). Lender shall have also received a commitment for title insurance in an amount and issued by Title Company with respect to the real property owned by United Homes on which Lender is being granted a mortgage lien. At Lender's option, Lender shall also receive mortgagee title insurance policies, acceptable to Lender, insuring marketability of title and insuring that the lien of the mortgages granted to Lender encumbering the real property owned by United Homes is a valid first or second lien, as applicable, on said real property Project, subject only to exceptions to title approved by Lender and containing any endorsements required by Lender.

     3.3. INSURANCE. Borrower shall have provided Lender with and Lender shall have approved copies of certificates evidencing the insurance policies required to be delivered pursuant to the Mortgage.

     3.4. COMPLIANCE WITH LAWS. Borrower shall have submitted and Lender shall have approved evidence satisfactory to Lender that the Project complies in all material respects with all applicable laws (including, without limitation, all building, zoning, density, land use, ordinances, regulations and planning requirements), covenants, conditions and restrictions, subdivision requirements (including, without limitation, parcel maps), and environmental impact and other environmental requirements.

     3.5. OPINIONS OF COUNSEL. Lender shall have received an opinion of Borrower's and Obligors' counsel, acceptable to Lender, stating: (a) that the Loan is not usurious under applicable laws; (b) that the Loan Documents are validly executed, fully authorized and binding and enforceable in accordance with their terms; (c) that the execution and delivery of the Loan Documents and the performance of the transactions contemplated thereby do not violate or contravene any law, court order, judgment or contract to which Borrower or any Obligor is a party; and (d) such further opinions as Lender shall require. The opinion of Borrower's and Obligors' counsel shall be from an independent counsel acceptable to Lender. Lender shall have also received satisfactory opinions from its own counsel in connection with the Loan.

     3.6. ZONING AND FINAL PLAT. Lender shall have received the final plat for the Project, which plat shall have been approved by all required parties and governmental entities for the development of the Project and shall have been recorded in the plat records of DuPage County, Illinois. Lender shall have also received such other evidence satisfactory to Lender that Borrower has received zoning approval from the applicable governmental entity with jurisdiction over the zoning of the Property permitting the construction and completion of the Project as presently planned by Borrower. The final plat and approved zoning designation for the Project shall be acceptable to Lender in its sole discretion.

     3.7. APPROVALS. Lender shall have received copies of all necessary approvals for the Project, including the building and grading permits for the Improvements.

     3.8. SUFFICIENCY OF FUNDS. Lender shall have received evidence that sufficient funds are available to Borrower in addition to proceeds of the Loan to pay all Project Costs.

     3.9. UTILITIES. Lender shall have received evidence satisfactory to Lender that all utilities and municipal services (including such utilities as are necessary to secure a certificate of occupancy or equivalent) will in a timely manner be supplied to the Project upon completion of construction, including commitment letters from the agencies or entities supplying such services.

     3.10. ADDITIONAL ITEMS. Lender shall have received such other items as Lender may reasonably require.

                                      ARTICLE IV
             METHOD AND CONDITIONS OF DISBURSEMENT OF ADDITIONAL ADVANCES

     4.1. REQUIREMENTS FOR DISBURSEMENTS. Lender's obligation to disburse any additional advance is subject to satisfaction of all of the following conditions, as determined by Lender in its sole discretion:

          4.1.1. LOAN CLOSING CONDITIONS. The conditions precedent for closing the Loan as set forth in ARTICLE III shall have been fully met to the satisfaction of Lender.

          4.1.2. BORROWER'S DELIVERIES. Borrower shall have submitted to Lender the following documents all in form and substance satisfactory to
Lender:

               (a) A completed draw request in the form of EXHIBIT B attached hereto detailing all costs for which payment is requested, including a listing of all trade payables for the Project.

               (b) A certificate of Borrower stating that Borrower has in fact expended the amount of the requested disbursement for the development or construction of the Property and the Improvements.

               (c) A completed form of "application for payment and sworn statement" and certification for each draw request on the Loan made by the Borrower, identifying all change orders and extras to the Construction Contract and all amounts relating thereto.

               (d) Copies of invoices, purchase orders, canceled checks and other documents to support the full amount of non-construction costs contained in the draw request, as Lender may request.

               (e) Copies of all contracts or subcontracts that Borrower or the General Contractor has executed since the submittal of the previous draw request, as Lender may request.

               (f) Receipt by Lender of lien waivers or releases from all contractors, subcontractors, laborers and materialmen employed in furnishing labor or materials in connection with the construction of the Improvements and, if required by Lender, an affidavit of General Contractor sufficient in the opinion of Title Company to issue the endorsement to the Title Policy described in SECTION 4.1.2.(h)(i) with no exception with respect to liens arising by reason of unpaid bills or claims for work performed or materials furnished in connection with the Improvements.

               (g) If required by Lender, a certificate of the Inspecting Architect verifying the percentage of the Improvements which have been completed, stating that the undrawn Loan proceeds will be adequate to complete the Improvements in accordance with the Plans and Specifications and addressing all other matters set forth in SECTION 4.10(c).

               (h) If required by Lender, an endorsement or telephone confirmation to be followed by a written endorsement to the Title Policy which shall (i) extend the effective date of the Title Policy to the date of advancement and show that since the effective date of said Policy (or the effective date of the last such endorsement, if any) there has been no change in the status of the title to the Project and no additional exceptions to the coverage of the Title Policy, including no intervening liens affecting the priority of the Mortgage since the date of the issuance of the most recent endorsement to the Title Policy, and (ii) state the amount of coverage then existing under the Title Policy, which shall be the total of all disbursements of the Loan including the disbursement which is made concurrently with the down date endorsement. At Lender's option, between draw requests, Lender shall cause the Title Company to search title to the Project and identify any liens or encumbrances filed against the Property since the most recent disbursement of Loan proceeds, the cost of which searches shall be borne by Borrower.

               (i)  Any other information that Lender may reasonably request.

          4.1.3. ADDITIONAL BORROWER DELIVERIES. Borrower shall have supplied Lender with evidence satisfactory to Lender that each of the following has been satisfied:

               (a) All outstanding claims for labor, materials and fixtures and other trade payables have been paid;

               (b) All funds previously disbursed by Lender have been applied directly to the cost of construction of Improvements and other incidental costs, all as set forth in the Project Budget or otherwise as Lender shall have approved in writing;

               (c) Except as provided in SECTION 6.7.5., all change orders shall have been approved in writing by Lender;

               (d) The amount of undisbursed Loan proceeds is sufficient to pay the cost of completing the Improvements in accordance with the Plans and Specifications; and

               (e) The location of the Improvements will not encroach upon any adjoining properties or interfere with any easement.

          4.1.4. NO DEFAULT. No Event of Default has occurred and is continuing hereunder or under the Loan Documents and no event has occurred which if it continued uncured would, with the passage of time, the giving of notice or both, constitute an Event of Default.

     4.2. CONDITIONS TO EACH DISBURSEMENT.

          4.2.1. CONDITIONS ON DISBURSEMENT OBLIGATION. At no time and in no event shall Lender be obligated to disburse funds:

               (a) In excess of the amount recommended by the Lender's Inspecting Architect, if any such recommendation has been obtained;

               (b)  If any Event of Default shall have occurred;

               (c) If Lender is not satisfied that the construction of the Improvements will be completed on or before the Maturity Date;

               (d)  If the Loan is not "in balance" as provided in
SECTION 4.13 or;

               (e) If the Project shall have been damaged by fire or other casualty and Lender shall not have received insurance proceeds sufficient in the sole judgment of Lender to effect the restoration of the Improvements in accordance with Plans and Specifications and to permit the completion of the Improvements on or before the Completion

Date set forth herein.

          4.2.2. PROCEDURE FOR DISBURSEMENT OF LOAN PROCEEDS. Lender shall make all disbursements of Loan proceeds pursuant to its reasonably prescribed disbursement control procedures and in accordance with Borrower's written instructions. At Lender's option, all disbursements of Loan proceeds shall be made through Title Company or shall be paid by Lender directly to the contractors, subcontractors, laborers and materialmen to whom payment is owed or shall be made to the Disbursement Account. Borrower hereby directs and authorizes each of the foregoing disbursement procedures.

     4.3. PAYMENT FOR ON-SITE OR WAREHOUSED MATERIALS. Lender will disburse Loan proceeds for application toward payment for materials delivered to the Project but not yet installed or incorporated into the Project and for materials stored with a bonded warehouseman subject to Lender's receipt of the following which shall be satisfactory to Lender in its sole discretion:

          4.3.1. VENDORS' LIENS AND CLAIMS. A bill of sale or other documents evidencing payment in full for such materials and release of all vendor's liens and claims, or other evidence that Borrower will apply the amount requested to be paid in payment for such materials and all vendors' liens and claims will be released upon such payment.

          4.3.2. DELIVERY AND SECURITY. Evidence satisfactory to Lender that such materials have been delivered to the Project or the bonded warehouseman and are properly secured and insured against loss, damage, or destruction (with Lender named as loss payee).

          4.3.3. UCC SEARCH. A financing statement search indicating that no party has any purported interest on file or record in goods stored with the warehouseman, if applicable.

          4.3.4. LIEN PERFECTION. Appropriate documentation perfecting Lender's first lien security interest in such materials.

     4.4. PAYMENT FOR OFF-SITE MATERIALS. Lender will disburse Loan proceeds for application toward payment for materials not delivered to the Project but stored with the manufacturer subject to Lender's receipt of the following which shall be satisfactory to Lender in its sole discretion:

          4.4.1. SATISFACTION OF ON-SITE CONDITIONS. Satisfaction of the requirements set out in SECTIONS 4.3.1., 4.3.3. AND 4.3.4.

          4.4.2. INSURANCE. Evidence that such materials are properly secured and insured against loss, damage, or destruction (with Lender named as loss payee).

          4.4.3. MANUFACTURER'S CREDITWORTHINESS. Evidence of the creditworthiness of the manufacturer.

     4.5. SOFT COSTS.  Notwithstanding the other provisions of this
ARTICLE IV or any other provisions of this Agreement, except as otherwise agreed by Lender, no advance of Loan proceeds hereunder shall be made by Lender to Borrower for the payment of any soft costs (of the type set forth in the Project Budget as "soft costs"), other than interest under the Loan, until all construction of the Project has been completed and all construction costs have been paid in full.

     4.6. DEBIT TO LOAN.  Notwithstanding the other provisions of this
ARTICLE IV, Lender may, without notice to or consent from Borrower, but shall not be obligated to, debit or charge the Loan to pay, as and when due, any loan or commitment fees, interest on the Loan, release charges under prior liens on the Property or reasonable legal fees and disbursements of Lender's attorneys which are payable by Borrower, and such other sums as Borrower may from time to time owe to Lender with respect to the Loan and which have not been paid by Borrower when due. Such debit or charge shall be deemed an advance of principal constituting part of the Loan hereunder.

     4.7. NOTICE, FREQUENCY AND PLACE OF DISBURSEMENTS. Each draw request shall be submitted by Borrower to Lender at least three (3) business days prior to the date of the requested advance. Disbursements shall be made no more frequently than weekly. All disbursements shall be made at the principal office of Lender at Chicago, Illinois or at such other place as Lender may designate.

     4.8. ADVANCES TO GENERAL CONTRACTOR. At its option Lender may make any or all advances of the Loan directly to the General Contractor for deposit in an appropriately designated special bank account and the execution of this Agreement by Borrower shall, and hereby does, constitute an irrevocable direction and authorization to so advance the funds. No further direction or authorization from Borrower shall be necessary to warrant such direct advances to the General Contractor and all such advances shall satisfy PRO TANTO the obligations of Lender hereunder and shall be secured by the Mortgage and the other Loan Documents as fully as if made to Borrower, regardless of the disposition thereof by the General Contractor.

     4.9. RECEIPT OF FUNDS. All Loan funds will be considered to have been advanced to and received by Borrower upon, and interest on such funds will be payable by Borrower from and after, the initiation by Lender of their wire transfer or any other means of delivery of Loan funds to or for the benefit of Borrower or charge against the Loan funds as provided in SECTION 4.6.

     4.10. INSPECTION.

          (a) Lender and its agents and representatives shall have the right at any time during regular business hours to enter the Project and inspect the work of construction and all materials, plans, specifications and other matters relating to the Project's construction. If Lender in good faith determines that any work or materials do not conform to the Plans and Specifications or sound building practice or otherwise depart from the requirements of this Agreement, Lender after written notice to Borrower may require the work to be stopped and withhold disbursements until the matter is corrected. In such event Borrower will promptly correct the work to Lender's satisfaction. No such action by Lender will affect Borrower's obligation to complete the Project on or before the Completion Date. Any inspection or examination by Lender is for the sole purpose of protecting Lender's security and preserving Lender's rights under this Agreement.

          (b) Borrower shall pay for the services of Lender's inspecting architect/engineer (the "INSPECTING ARCHITECT") and who in that capacity shall be independent of Borrower and shall be responsible to Lender and its interests. All contracts, subcontracts, Project Budgets, Construction Schedules, draw requests, Plans and Specifications and any changes or modifications of the foregoing shall, if requested by Lender, be subject to the approval of the Inspecting Architect. The Inspecting Architect shall have the right of entry and free access to the Property and/or the Project, the right to inspect all work done, labor performed and materials furnished in and about the Property or the Project, to make such tests of material and construction as may be required, and to inspect all books, contracts, subcontracts and records of Borrower relating to these matters.

               (c) The Inspecting Architect shall, at such frequency required by Lender, inspect the Project and submit to Lender a report commenting on: (i) the quality of the construction materials, (ii) an evaluation of the progress of construction, (iii) any deficiencies noted during the inspection, (iv) an evaluation of conformance with the Plans and Specifications for work in place, (v) adherence to the Construction Schedule, and (vi) other pertinent aspects of the Project which, in the Inspecting Architect's opinion, should be known to Lender. All costs and expenses of the Inspecting Architect in preparing said reports shall be borne by Borrower.

     4.11. LOAN BALANCING. The Loan shall be in balance as determined by Lender in its sole discretion. For purposes of this Agreement, the Loan will be deemed "in balance" only if the undisbursed proceeds of any category of Project Costs are sufficient to pay all of such category of Project Costs not yet paid which have been or will be incurred in completing the Project until the Maturity Date. The initial determination of Loan balancing shall be based upon the Project Budget. Lender will re-evaluate the accuracy and adequacy of the Project Budget in connection with the determination of Loan balancing upon receipt of each draw request. If Lender at any time determines that the actual cost of any category of Project Costs will exceed the budgeted cost of such category of Project Costs, as listed on the most recent Project Budget approved or deemed approved by Lender, whether such excess is attributable to changes in the nature of construction of the Project or in the Plans and Specifications or to any other cause, Lender shall so notify Borrower. Within three (3) business days following effective receipt of such notice, Borrower shall deposit with Lender cash, instruments or commitments in form and substance acceptable to Lender in the amount necessary to bring the loan "in balance." Lender shall disburse any such deposit under the same conditions and for the same purposes as set forth in this Agreement for any disbursement of Loan proceeds. Lender may, at its option, fully disburse such deposit prior to or concurrently with Lender's making of any further disbursement under the terms of this Agreement. If, at any time following the deposit of any such cash, instruments or commitments, decreases in the Project Budget reduce or eliminate the deposit required to bring the Loan into balance, then Lender shall return or refund to Borrower any such cash, instruments or commitments that Lender has not previously disbursed to the extent not required to the Loan to remain in balance. Lender shall not be obligated to pay any interest to Borrower on any such deposit held by Lender hereunder.

     4.12. ADVANCES DO NOT CONSTITUTE A WAIVER. No advance of Loan proceeds hereunder shall constitute a waiver of any of the conditions of Lender's obligation to make further advances nor, in the event Borrower is unable to satisfy any such condition, shall any such advance have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default hereunder.

                                      ARTICLE V
                            REPRESENTATIONS AND WARRANTIES

     As an inducement to Lender to disburse the Loan, Borrower hereby represents and warrants as follows, which representations and warranties shall be true as of the date hereof and shall remain true throughout the term of the Loan:

     5.1. BORROWER EXISTENCE. Borrower is a corporation duly formed, validly existing and in good standing under the laws of the State of Illinois with its principal place of business at 2100 Golf Road, Suite 110, Rolling Meadows, Illinois 60008. Borrower is in good standing under the laws of the State of Illinois and is authorized to transact business in the State of Illinois. The Loan Documents have each been duly authorized, executed and delivered and each constitutes the duly authorized, valid and legally binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms.

     5.2. OBLIGORS. Havlik, directly or indirectly, owns a majority of the issued and outstanding stock of Borrower and the other Obligors. Each Obligor is an Affiliate of Borrower. Havlik shall have authority to make all material business decisions for Borrower during the term of the Loan.

     5.3. BORROWER'S CORPORATE DOCUMENTS. A true and complete copy of the articles of incorporation and by-laws of Borrower and all other documents creating and governing Borrower (collectively, the "INCORPORATION DOCUMENTS") have been furnished to Lender. There are no other agreements, oral or written, among any of the shareholders of Borrower relating to Borrower. The Incorporation Documents were duly executed and delivered, are in full force and effect, and binding upon and enforceable in accordance with their terms. The Incorporation Documents constitute the entire understanding among the shareholders of Borrower. No breach exists under the Incorporation Documents and no act has occurred and no condition exists which, with the giving of notice or the passage of time would constitute a breach under the Incorporation Documents.

     5.4. OTHER AGREEMENTS. Borrower is not in default under any contract, agreement or commitment to which it is a party. The execution, delivery and compliance with the terms and provisions of this Agreement and the Loan Documents will not (i) to the best of Borrower's knowledge, violate any provisions of law or any applicable regulation, order or other decree of any court or governmental entity, or (ii) conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which Borrower is bound. Borrower has delivered to Lender copies of any agreements (including leases) between Borrower and any Affiliate related in any way to the Project and any other agreements or documents materially affecting the use and operation of the Project or the construction of the Improvements thereon.

     5.5. PROPERTY. Fee simple title to the Property is, or contemporaneously with the initial funding of the Loan will be, owned by Borrower free and clear of all liens, claims, encumbrances, covenants, conditions and restrictions, security interests and claims of others, except only such exceptions as have been approved in writing by Lender. To the best of Borrower's knowledge, the Project is in compliance with all zoning requirements, building codes, subdivision improvement agreements, and all covenants, conditions and restrictions of record. The zoning and subdivision approval of the Project and the right and ability to, use or operate the Improvements are not in any way dependent on or related to any real estate other than the Property. To the best of Borrower's knowledge, there are no, nor are there any alleged or asserted, violations of law, regulations, ordinances, codes, permits, licenses, declarations, covenants, conditions, or restrictions of record, or other agreements relating to the Project, or any part thereof.

     5.6. PROPERTY ACCESS. The Property is accessible through fully improved and dedicated roads accepted for maintenance and public use by the public authority having jurisdiction.

     5.7. UTILITIES. All utility services necessary and sufficient for the use or operation of the Project are available or will be available when construction or installed as part of the Improvements, including water, storm, sanitary sewer, gas, electric and telephone facilities.

     5.8. FLOOD HAZARDS/WETLANDS. The Property is not situated in an area designated as having special flood hazards as defined by the Flood Disaster Protection Act of 1973, as amended, or as a wetlands by any governmental entity having jurisdiction over the Property.

     5.9. TAXES/ASSESSMENTS. There are no unpaid or outstanding real estate or other taxes or assessments on or against the Project or any part thereof, except general real estate taxes for 1998 not yet due or payable. Copies of the current general real estate tax bills with respect to the Project have been delivered to Lender. Said bills cover the entire Project and do not cover or apply to any other property. There is no pending or contemplated action pursuant to which any special assessment may be levied against any portion of the Project.

     5.10. EMINENT DOMAIN. There is no eminent domain or condemnation proceeding pending or, to the best of Borrower's knowledge threatened, relating to the Project.

     5.11. LITIGATION. Except as set forth in EXHIBIT C, there is no litigation, arbitration or other proceeding or governmental investigation pending or, to the best of Borrower's knowledge, threatened against or relating to Borrower, any stockholder in Borrower, any Obligor, any stockholder in any Obligor, or any of their property, assets, or business, including the Project, which if decided adversely would affect the business, affairs, assets or financial condition of Borrower, any Obligor, the Project or the prospects for repayment of the Loan.

     5.12. ACCURACY. Neither this Agreement nor any document, financial statement, credit information, certificate or statement furnished to Lender by Borrower contains any untrue statement of a material fact or omits to state a material fact which would affect Lender's decision to make the Loan.

     5.13. FOREIGN OWNERSHIP. Neither Borrower nor any stockholder in Borrower is or will be, and no legal or beneficial interest of a stockholder in Borrower is or will be held, directly or indirectly, by a "foreign corporation", "foreign partnership", "foreign trust", "foreign estate", "foreign person", "affiliate" of a "foreign person" or a "United States intermediary" of a "foreign person" within the meaning of IRC Sections 897 and 1445, the Foreign Investments in Real Property Tax Act of 1980, the International Foreign Investment Survey Act of 1976, the Agricultural Foreign Investment Disclosure Act of 1978, or the regulations promulgated pursuant to such Acts or any amendments to such Acts.

     5.14. SOLVENCY. None of Borrower, any stockholder in Borrower, any Obligor or any stockholder in any Obligor is insolvent and there has been no:
(i) assignment made for the benefit of the creditors of any of them; (ii) appointment of a receiver for any of them or for the property of any of them; or (iii) bankruptcy, reorganization, or liquidation proceeding instituted by or against any of them.

     5.15. FINANCIAL STATEMENT/NO CHANGE. Borrower has heretofore delivered to Lender copies of the most current financial statements of Borrower and Obligors. Said financial statements were prepared on a basis consistent with that of preceding years, and all of such financial statements present fairly the financial condition of Borrower and Obligors as of the dates in question and the results of operations for the periods indicated. Since the dates of such statements, there has been no material adverse change in the business or financial condition of any of Borrower or any Obligor. Neither Borrower nor any Obligor has any material contingent liabilities not provided for or disclosed in said financial statements. There has been no material adverse change since April 1, 1998 in the structure, business operations, credit, prospects or financial condition of Borrower, any Obligor or the Project.

     5.16. SINGLE ASSET ENTITY. Borrower: (i) does not hold, directly or indirectly, any ownership interest (legal or equitable) in any real or personal property other than the interest which it owns in the Project; (ii) is not a shareholder or partner or member of any other entity; and (iii) does not conduct any business other than the ownership, management and operation of the Property.

     5.17. NO BROKER. No brokerage commission or finder's fee is owing to any broker or finder arising out of any actions or activity of Borrower in connection with the Loan.

     5.18. DOCUMENTS. Borrower and Obligors have furnished Lender with a true and complete copy of all documents relating to the Project, including the Construction Documents.

                                      ARTICLE VI
                                AFFIRMATIVE COVENANTS

     6.1. BOOKS AND RECORDS/AUDITS. Borrower shall keep and maintain at all times at Borrower's address stated below, or such other place as Lender may approve in writing, complete and accurate books of accounts and records adequate to reflect the results of the operation of the Project (including computations of the Participation) and to provide the financial statements required to be provided to Lender pursuant to SECTION 6.2 below and copies of all written contracts, correspondence, reports of Lender's independent consultant, if any, Construction Documents and other documents affecting the Project. Lender and its designated agents shall have the right to inspect and copy any of the foregoing. Additionally, Lender may audit and determine, in Lender's sole and absolute discretion, the accuracy of Borrower's records and computations. The costs and expenses of the audit shall be paid by Borrower (from its own sources and not from Project Revenue or if Borrower is unable to pay said costs and expenses from its own sources, Borrower shall cause the costs and expenses of said audit to be paid by an Affiliate of Borrower) if the audit discloses a monetary variance in any financial information or computation (including the computation of the Participation) equal to or greater than the greater of: (i) five percent (5%); or (ii) $10,000 more than any computation submitted by Borrower. If the audit does not disclose any such variance, the costs and expenses of said audit shall be paid from Project Revenue.

     6.2. FINANCIAL STATEMENTS; BALANCE SHEETS. Borrower shall furnish to Lender and shall cause each Obligor to furnish to Lender such financial statements and other financial information as Lender may from time to time request. All such financial statements shall show all material contingent liabilities and shall accurately and fairly present the results of operations and the financial condition of Borrower at the dates and for the period indicated. Without limitation of the foregoing, Borrower shall furnish to Lender and shall cause each Obligor to furnish to Lender the following statements:

          6.2.1. MONTHLY AND ANNUAL OPERATING STATEMENTS. Statements of the operation of the Project as of the last day of each month, to be delivered within 10 days after the end of each month and certified by Borrower as true, correct, and complete, and yearly statements of the operation of the Project, to be delivered within 90 days after the end of each fiscal year and certified by Borrower as true, correct, and complete.

          6.2.2. ANNUAL BALANCE SHEETS AND FINANCIAL STATEMENTS. Annual balance sheets and financial statements from Borrower and each Obligor, within 90 days of the end of each fiscal year which are true and correct in all respects, have been prepared in accordance with sound accounting practices, and fairly present the financial condition(s) of the person(s) referred to therein as of the date(s) indicated. At Lender's request, such financial statements shall include, specific information concerning Borrower's and each Obligor's other real estate holdings.

          6.2.3. EQUITY LOAN FINANCIAL STATEMENTS. The financial statements and other financial information required to be delivered to Lender under the provisions of the Equity Loan Agreement as amended by the Equity Loan Amendment when such financial statements and other financial information are required to be delivered to Lender thereunder.

          6.2.4. AUDITS. If Borrower fails to furnish or cause to be furnished promptly any report required by this SECTION 6.2, or if Lender reasonably deems such reports to be unacceptable, Lender may elect (in addition to exercising any other right and remedy) to conduct an audit of all books and records of Borrower or any Obligor which in any way pertain to the Project and to prepare the statement or statements which Borrower failed to procure and deliver. Such audit shall be made and such statement or statements shall be prepared by an independent firm of certified public accountants to be selected by Lender. Borrower shall pay all reasonable expenses of the audit and other services, which expenses shall be immediately due and payable with interest thereon at the default rate contained in the Note.

     6.3 USE OF PROCEEDS. Borrower shall use the proceeds of the Loan for the following purposes only: (i) repayment in full of the ABF, (ii) payment of the Project Costs in accordance with the Plans and Specifications and the Project Budget and (iii) payment of such other costs and expenses related to the Project as Lender may approve in accordance with the terms of this Agreement. No portion of the proceeds of the Loan shall be used by Borrower in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Act of 1933 or the Securities Exchange Act of 1934.

     6.4. NOTICE OF LITIGATION, DEFAULT OR CONSTRUCTION DELAYS. Promptly after discovery by Borrower, Borrower shall provide Lender with:

     (a) notice of any litigation, arbitration, or other proceeding or governmental investigation pending or, to Borrower's or any Obligor's knowledge, threatened against or relating to Borrower, any Obligor or the Project;

     (b) a copy of all notices of default and violations of laws, regulations, codes, ordinances and the like received by Borrower or any Obligor relating to the Project;

     (c) notice of any failure of the Project or the Improvements to be in substantial conformity with the Plans and Specifications, Construction Schedule, Construction Documents and all other documents and reports used in preparation for or in the actual construction of the Improvements, and in substantial compliance with all applicable laws, regulations, ordinances, codes, approvals, permits, licenses, covenants of record or other agreements relating to the Project, or any part thereof; and

     (d) notice of any actual or anticipated material delays in construction of the Project.

     6.5 AFFILIATE TRANSACTIONS. Prior to entering into any agreement with an Affiliate pertaining to the Project, Borrower shall deliver to Lender a copy of such agreement, which shall be satisfactory to Lender in its sole discretion. If requested by Lender, such agreement shall provide Lender the right to terminate it upon Lender's (or its designee's) acquisition of the Project through foreclosure, a deed-in-lieu of foreclosure, UCC sale or otherwise.

     "AFFILIATE" means with respect to any individual, trust, estate, partnership, limited liability company, corporation or any other incorporated or unincorporated organization (each a "PERSON"), a Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with Borrower or any Obligor; any officer, director or shareholder of Borrower; any relative of any of the foregoing. The term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     6.6. CONSTRUCTION. The Improvements shall be completed in substantial accordance with the Construction Documents and in compliance with all applicable laws, regulations, ordinances, codes, permits, licenses, declarations, covenants, or restrictions of record or other agreements relating to the Project or any part thereof.

     6.7. PROJECT BUDGET AND CONSTRUCTION SCHEDULE.

          6.7.1. APPROVAL; COMPLETION. Lender has approved the initial Project Budget as set forth in EXHIBIT D attached hereto and by this reference made a part hereof (the "PROJECT BUDGET") specifying all costs of constructing and developing the Project (the "PROJECT COSTS"), and an initial construction schedule showing the Homes (each identified by unit numbers or other specific identification) and other Improvements presently under construction and the Homes and other Improvements to be constructed during the term of the Loan and specifying the stages of completion of each, all as set forth in EXHIBIT E attached hereto and by this reference made a part hereof (the "CONSTRUCTION SCHEDULE"). Borrower shall complete the Project within the Project Budget and shall complete each item listed in the Project Budget with the funds allocated to that item in the Project Budget, in each case as the Project Budget may be modified as hereinafter provided. Borrower shall complete construction of the Project (as evidenced by a certificate of completion executed by the Inspecting Architect) within the time periods set forth in the Construction Schedule, but in any event on or before the Maturity Date.

          6.7.2. UPDATE TO PROJECT BUDGET AND CONSTRUCTION SCHEDULE. On a regular monthly basis commencing July 1, 1998, and more often upon not less than ten (10) days' written notice to Borrower by Lender, Borrower shall prepare and submit to Lender for its written approval a revised draft Project Budget and Construction Schedule to reflect current information on actual Project Costs, revised estimates of Project Costs to be incurred in the future, any change in Lender's estimate of interest chargeable pursuant to the terms of the Note, approved change orders, the execution of subcontracts or purchase orders for items covered by allowances in any construction contract, and such factors as reasonably should from time to time be taken into account to obtain an accurate and up-to-date Project Budget and Construction Schedule, including an accurate accounting of the stage of completion.

          6.7.3. CERTIFICATION OF REVISED PROJECT BUDGET AND CONSTRUCTION SCHEDULE. The chief financial officer of Borrower shall certify each revised draft Project Budget and Construction Schedule submitted by Borrower as being true and correct to the best of Borrower's knowledge (except as to Lender's estimate of interest costs, which need not be so certified). Lender, and at Lender's option, the Inspecting Architect, shall approve each revised draft Project Budget and Construction Schedule. Each such revised draft Project Budget and Construction Schedule shall be deemed approved by Lender unless Lender gives Borrower written notice within thirty (30) days after Lender's receipt of such revised draft Project

Budget and draft Construction Schedule specifying in reasonable detail Lender's objection thereto.

          6.7.4. APPROVAL OF REVISED PROJECT BUDGET AND CONSTRUCTION SCHEDULE. A revised Project Budget or Construction Schedule approved or deemed approved by Lender shall thereupon be and become the Project Budget or Construction Schedule until a further revised draft Project Budget or Construction Schedule is approved or deemed approved by Lender. Borrower and Lender shall seek promptly in good faith to resolve any objection by Lender and to agree upon an appropriate revision to the Project Budget or Construction Schedule. If Borrower and Lender are unable to reach such agreement within fifteen (15) days after Borrower receives Lender's written objections, Lender may at any time thereafter prepare and submit to Borrower a revised draft Project Budget or Construction Schedule, certified by an officer of Lender on behalf of Lender as being true and correct to the best of Lender's knowledge, which shall thereafter and until further revised as provided herein be deemed for all purposes of this Agreement to be the Project Budget or Construction Schedule.

          6.7.5. CHANGE ORDERS. If Borrower becomes aware of any change in the approved Project Costs which would materially alter the design or quality of the Project, or which would increase the total costs contemplated in the Project Budget (as the Project Budget is revised from time to time and approved or deemed approved by Lender) by an amount of $5,000 or more for any one such change or which when added to the amount of all such other prior changes, would increase such total costs by an amount of $25,000 or more, Borrower must immediately notify Lender in writing and promptly submit a revised Project Budget to Lender for its approval. Lender shall not be required to make any further disbursements of the Loan until Lender approves the revised Project Budget.

     6.8. FURTHER ENCUMBRANCES. Borrower expressly covenants and agrees to keep the Project free and clear of liens for charges of labor, materials, supplies, or services, and to pay for such charges before they become delinquent, subject to Borrower's ability to contest any such liens in accordance with the provisions of the Mortgage.

     6.9. ASSIGNMENT. Until the Loan is repaid, Borrower will deliver true and complete copies and will collaterally assign to Lender, promptly after they are obtained and/or executed and to the extent they are assignable, any building permits or development rights for the Project, any other permits or governmental approvals required (in Lender's reasonable judgment) for the completion of the Project, any contracts with any architect, soils engineer, civil engineer, mechanical or any other type engineer and relating to the Project, and any contracts with any party relating to the construction of the Project. If requested by Lender, Borrower shall promptly obtain the consent to such assignment of all parties to any permits, approvals or contracts so assigned.

     6.10. COMPLIANCE WITH REGULATIONS AND RESTRICTIONS. Borrower covenants that it has examined and is familiar with all applicable conditions, easements, reservations, rights-of-way or other restrictions affecting the Property as well as all applicable laws, ordinances, administrative rules and regulations, orders and requirements of all governmental, judicial or legal authorities, including but not limited to, all environmental legislation and regulations affecting the Property. Borrower, the Property, the Project, and the present and intended uses of the Property comply or will comply with all such conditions, easements, reservations, rights-of-way, and other restrictions, as well as all existing and future applicable laws, ordinances, administrative rules and regulations, orders and requirements of all governmental, judicial or legal authorities.

     6.11. GOVERNMENTAL PERMISSIONS. Borrower has secured or shall secure all governmental permissions, if any, that are necessary to own, operate, and maintain the Property and complete the Project and it has not received notice nor has it knowledge of any violation of any applicable law, regulation, order, or requirement which could have a materially adverse affect on the ownership and operation of the Property and which has not been complied with or corrected in all material respects.

     6.12. CORRECTION OF DEFECTS. Borrower shall promptly correct any structural defect in the Improvements or any departure from the Plans and Specifications not previously approved by lender and any violation of any requirement of any governmental entity.

     6.13. STORAGE OF MATERIALS. Borrower shall cause all materials supplied for or intended to be utilized in the construction of the Improvements but not affixed to or incorporated into the Project to be stored on the Property or at such other location as may be approved by Lender in writing, with adequate safeguards to prevent loss, theft, damage or commingling with other materials not intended to be utilized in the construction of the Improvements.

     6.14. CONSTRUCTION DOCUMENTS. At Lender's request, Borrower shall deliver to Lender the copies of the executed construction contract (the "CONSTRUCTION CONTRACT") with the general contractor (the "GENERAL CONTRACTOR") for the Project, the executed architect's contract (the "ARCHITECT'S CONTRACT") with the architect (the "ARCHITECT") for the Project, all amendments and modifications to the Construction Contract and the Architect's Contract, copies of all subcontracts into which the General Contractor has entered for the construction of the Project, any and all architect's and engineer's agreements relating to the Improvements, the Project Budget, the Construction Schedule, and the final plans and specifications for construction of the Improvements prepared for Borrower by the Architect (the "PLANS AND SPECIFICATIONS"), all of which shall be acceptable to Lender in its sole discretion. All of the foregoing and all other documents and reports used in preparation for or in the actual construction of the Improvements shall collectively be called the "CONSTRUCTION DOCUMENTS."

                                     ARTICLE VII
                                  NEGATIVE COVENANTS

     7.1. NO AMENDMENTS. Borrower shall not amend, modify or terminate, or permit the amendment, modification or termination of:

          (a)  Borrower's Articles of Incorporation; or

          (b) the Construction Documents (other than as provided in SECTION 6.7.5) without Lender's prior written consent.

     7.2. NO WAIVER UNDER CONSTRUCTION DOCUMENTS. Borrower shall not, without Lender's prior written consent, permit any default under any of the Construction Documents, waive any of the obligations of any party under the Construction Documents or do any act which would relieve the General Contractor from its obligations to construct the Improvements according to the Plans and Specifications or relieve any party to the Construction Documents from its Obligations thereunder.

     7.3 NO ADDITIONAL INDEBTEDNESS. Borrower shall not, without Lender's prior written consent, incur additional indebtedness, except for trade payables in the ordinary course of business.

     7.4. NO COMMINGLING FUNDS. Borrower shall not commingle the funds related to the Project with funds from any other property.

     7.5 NO LIENS OR TRANSFERS. Borrower shall not, without the prior written approval of Lender: (a) create or permit to be created any liens or encumbrances against any of the Project, including any Loan or claim for lien for any labor or material or (b) sell, assign, transfer, further encumber, or otherwise dispose of the Project, or any part thereof, or any interest therein, except sales of Homes in the ordinary course of business.

     7.6. USE OF PROPERTY. Unless required by applicable law, Borrower shall not permit changes in the use of any part of the Property from the use existing at the time the Mortgage was executed. Borrower shall not initiate or acquiesce in a change in the plat of subdivision, or zoning classification of the Project without Lender's prior written consent.

                                     ARTICLE VIII
                                 ADDITIONAL SECURITY

     8.1. NATURE OF ADDITIONAL SECURITY. As additional security for the performance of Borrower's obligations under the Loan Documents, Borrower hereby irrevocably assigns and grants to Lender a security interest in the following:

          (a) All existing and future building permits, governmental permits, the Plans and Specifications, studies, data and drawings with respect thereto prepared by or for Borrower and all agreements entered into in connection with the Project, if any;

          (b) Borrower's rights, if any, in any trademarks or tradenames used in connection with the Property and the Project, including the name "Woodmere";

          (c) Borrower's rights pursuant to the terms of the Construction Contract and the Architect's Contract, and all amendments and modifications thereto;

          (d) All existing and future goods, materials and equipment, of whatever kind or nature, located in, on, or upon the Property which are or are to be used in connection with the Project or the use or occupancy of the Property, but which are not themselves a part of the Property, including, without limitation, building and construction materials, supplies and equipment;

          (e) Borrower's interest in all Loan funds held by Lender, whether or not disbursed, all funds that Borrower has deposited with Lender under this Agreement, and all reserves, deferred payments, deposits, refunds, cost savings and payments of any kind relating to the Project; and

          (f)  All proceeds of the foregoing.

     8.2. RIGHTS ON DEFAULT. Upon an Event of Default by Borrower, Lender may use any of the foregoing for any purpose for which Borrower could have used them under this Agreement or with respect to the Project or its financing. Lender will also have all other rights and remedies as to any of the foregoing which are provided under applicable law or in equity, but Lender will not have any obligation thereunder unless it expressly so agrees in writing.

                                      ARTICLE IX
              EVENTS OF DEFAULT; ACCELERATION OF INDEBTEDNESS; REMEDIES

     9.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT" under this Agreement:

          (a) Failure of Borrower to pay, within five (5) days of the due date, any of the payment obligations of Borrower to Lender ("INDEBTEDNESS"), including any payment due under the Note or this Agreement; or

          (b) Failure of Borrower strictly to comply with the provisions of SECTIONS 5.16 (single asset entity) and 4.10 (inspection) of this Agreement; or

          (c) Breach of any covenant, representation or warranty other than as set forth in SUBSECTIONS (a) AND (b) above or in SUBSECTIONS (d) THROUGH
(k) below which is not cured within thirty (30) days after notice; provided, however, if such breach cannot by its nature be cured within thirty (30) days, and Borrower diligently pursues the curing thereof (and then in all events cures such failure within sixty (60) days after the original notice thereof), Borrower shall not be in default hereunder; or

          (d) A petition under any Chapter of Title 11 of the United States Code or any similar law or regulation is filed by or against Borrower or any Obligor (and in the case of an involuntary petition in bankruptcy, such petition is not discharged within sixty (60) days of its filing), or a custodian, receiver or trustee for any of the Project is appointed, or Borrower or any Obligor makes an assignment for the benefit of creditors, or any of them are adjudged insolvent by any state or federal court of competent jurisdiction, or any of them admit their insolvency or inability to pay their debts as they become due or an attachment or execution is levied against any of the Project; or

          (e) The occurrence of a default and the expiration of any cure period applicable thereto under any of the Construction Documents or any Loan Document; or

          (f) Borrower shall default in the payment of any indebtedness (other than the Indebtedness) and such default is declared and is not cured within the time, if any, specified therefor in any agreement governing the same; or

          (g) Any statement, report or certificate made or delivered to Lender by Borrower or any Obligor is not materially true and complete at any time; or

          (h) Any mechanic's lien or materialman's lien or charge is recorded or filed on or against the Property or any part thereof, and such lien or charge is not, within thirty (30) days thereafter, bonded against in an amount satisfactory to Lender, satisfied by insurance, or otherwise removed; or

          (i) There is any substantial deviation in the work of construction from the Plans and Specifications without the prior written approval of Lender, or there is incorporated in the Improvements any substantially defective workmanship or materials, which said deviation or defect is not commenced to be corrected within ten (10) days after written notice thereof and such correction diligently continued to its conclusion; or

          (j) There occurs cessation of the work of construction prior to completion of the Improvements for a continuous period of ten (10) days or more for causes other than those beyond the control of Borrower or consented to in writing by Lender; or

          (k) Borrower neglects, fails, or refuses to keep in full force and effect any required permit or approval with respect to the construction of the Improvements.

     9.2. ACCELERATION; REMEDIES. Upon the occurrence of an Event of Default at the option of Lender, the Indebtedness shall become immediately due and payable without notice to Borrower and Lender shall be entitled to all of the rights and remedies provided in the Loan Documents or at law or in equity.
In addition, Lender shall at its option be entitled to proceed to exercise any of the following:

          (a) to perform or cause to be performed any and all work and labor necessary to complete the Improvements in accordance with Plans and Specifications;

          (b)  to employ security watchmen to protect the Project;

          (c) to disburse that portion of the Loan proceeds not previously disbursed and all amounts deposited by Borrower to keep the Loan "in balance" to the extent necessary to complete construction of the Improvements in accordance with the Plans and Specifications, and if the completion requires a larger sum than the remaining undisbursed portion of the Loan, to disburse such additional funds, all of which funds so disbursed by Lender shall be deemed to have been disbursed to Borrower and shall be secured by the Mortgage and the other Loan Documents. In connection therewith, Lender may make such additions and changes and corrections in the Plans and Specifications which shall be necessary or desirable to complete the Improvements in substantially the manner contemplated by the Plans and Specifications; employ such contractors, subcontractors, agents, architects and inspectors as shall be required for said purposes; pay, settle or compromise all existing or future bills and claims which are or may be liens against the Project or as may be necessary or desirable for the completion of the Improvements or the clearance of title to the Project; execute all applications and certificates in the name of Borrower which may be required by any construction contract; and do any and every act with respect to the construction of the Improvements which Borrower may do in its own behalf. Lender shall have no obligation to undertake any of the foregoing actions and if Lender shall do so, it shall have no liability to Borrower for the sufficiency or adequacy of any such actions taken by Lender; and/or

          (d) terminate its obligations to Borrower under this Agreement, including, without limitation, its obligations to make advances of the Loan.

Each remedy provided in the Loan Documents is distinct and cumulative to all other rights or remedies under the Loan Documents or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

     9.3. LENDER'S PERFORMANCE CONDITIONAL. So long as any Event of Default has occurred and is continuing hereunder, Lender shall have no obligation to perform any of its obligations set forth in this Agreement or any of the Loan Documents.

                                      ARTICLE X
                                   PARTIAL RELEASES

     Borrower may, in connection with its sales of Homes, require Lender to release from the lien of the Mortgage any portion of the Property in such order as Borrower may select, subject to performance of the following conditions precedent:

          (a) No Event of Default has occurred and is continuing and no event has occurred which if it continued uncured would, with the passage of time, the giving of notice, or both, constitute an Event of Default.

          (b) The Property has been subdivided in accordance with all applicable laws and regulations, and all necessary governmental permits and/or exemptions therefor have been obtained, remain in full force and effect and are subject to no pending proceeding which could materially and adversely affect the Project.

          (c) If required by Lender, Borrower has delivered to Lender a written request that a partial release be made specifically describing the portion of the Property to be released (each, a "RELEASE PARCEL") and stating such other information as Lender may require from time to time.

          (d) If the release of the Release Parcel, alone or together with all previous Release Parcels, would cause all or any portion of the unreleased Property to lack access to publicly dedicated and accepted streets or roadways, Borrower has provided easements for ingress and egress over the Release Parcel, which easements are satisfactory to Lender.

          (e) Sale proceeds from the sale of the Release Parcel are distributed to Lender in accordance with the provisions of this Agreement and the Tri-Party Agreement.

          (f) Lender has received or is satisfied that it will receive, payment of its costs and expenses in effecting such partial release.

                                      ARTICLE XI
                                    MISCELLANEOUS

     11.1. EXPENDITURES AND EXPENSES. Borrower shall promptly pay all reasonable Costs (defined below) incurred by Lender in connection with the documentation, modification, workout, collection or enforcement of the Loan or any of the Loan Documents (as applicable) and all such Costs shall be included as additional Indebtedness bearing interest at the default rate contained in the Note until paid. For the purposes hereof "COSTS" means all expenditures and expenses which may be paid or incurred by or on behalf of Lender including repair costs, payments to remove or protect against liens, attorneys' fees (including fees of Lender's inside counsel), receivers' fees, engineers' fees, accountants' fees, independent consultants' fees (including environmental consultants), all costs and expenses incurred in connection with any of the foregoing, Lender's out-of-pocket costs and expenses related to any audit or inspection of the Property, outlays for documentary and expert evidence, stenographers' charges, stamp taxes, publication costs, and costs (which may be estimates as to items to be expended after entry of an order or judgment) for procuring all such abstracts of title, title and UCC searches, and examination, title insurance policies, Torrens' Certificates and similar data and assurances with respect to title as Lender may deem reasonably necessary either to prosecute any action or to evidence to bidders at any foreclosure sale of the Project the true condition of the title to, or the value of, the Project.

     11.2. DISCLOSURE OF INFORMATION. Lender shall have the right (but shall be under no obligation) to make available to any party for the purpose of granting participations in or selling, transferring, assigning or conveying all or any part of the Loan (including any governmental agency or authority and any prospective bidder at any foreclosure sale of the Project) any and all information which Lender may have with respect to the Project and Borrower, whether provided by Borrower, any Obligor or any third party or obtained as a result of any environmental assessments. Borrower and Obligors agree that Lender shall have no liability whatsoever as a result of delivering any such information to any third party, and Borrower and any Obligor, on behalf of themselves and their successors and assigns, hereby release and discharge Lender from any and all liability, claims, damages, or causes of action, arising out of, connected with or incidental to the delivery of any such information to any third party.

     11.3. SALE OF LOAN. Lender, at any time and without the consent of Borrower or any Obligor, may grant participations in or sell, transfer, assign and convey all or any portion of its right, title and interest in and to the Loan, this Agreement and the other Loan Documents, any guaranties given in connection with the Loan and any collateral given to secure the Loan.

     11.4. FORBEARANCE BY LENDER NOT A WAIVER. Any forbearance by Lender in exercising any right or remedy under any of the Loan Documents, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. Lender's acceptance of payment of any sum secured by any of the Loan Documents after the due date of such payment shall not be a waiver of Lender's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender's right to accelerate the maturity of the Loan, nor shall Lender's receipt of any awards, proceeds, or damages under SECTION 4 of the Mortgage operate to cure or waive Borrower's or Obligors' default in payment of sums secured by any of the Loan Documents. With respect to all Loan Documents, only waivers made in writing by Lender shall be effective against Lender.

     11.5. GOVERNING LAW; SEVERABILITY. The Loan Documents shall be governed by and construed in accordance with the internal laws of the State of Illinois. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect or impair the validity, legality or enforceability of the remainder of this Agreement, and to this end, the provisions of this Agreement are declared to be severable.

     11.6. RELATIONSHIP. The relationship between Lender and Borrower shall be that of creditor-debtor only. No term in this Agreement or in the other Loan Documents and no course of dealing between the parties shall be deemed to create any relationship of agency, partnership or joint venture or any fiduciary duty by Lender to any other party.

     11.7. INDEMNITY. Borrower shall indemnify, protect, hold harmless and defend Lender, its successors, assigns, shareholders, directors, officers, employees, and agents from and against any and all loss, damage, cost, expense (including attorneys' fees), and claims arising out of or in connection with (a) the Project, (b) the Collateral, (c) any act or omission of Borrower, any Obligor, or their respective employees or agents, whether actual or alleged, and (d) any and all brokers' commissions or other costs of similar type by any party in connection with the Loan, in each case except to the extent arising from the indemnitee's gross negligence or willful misconduct. Upon written request by an indemnitee, Borrower will undertake, at its own costs and expense, on behalf of such indemnitee, using counsel satisfactory to the indemnitee, the defense of any legal action or proceeding whether or not such indemnitee shall be a party and for which such indemnitee is entitled to be indemnified pursuant to this section. At Lender's option, Lender may, at Borrower's expense, prosecute or defend any action involving the priority, validity or enforceability of any of the Loan Documents.

     11.8. NOTICE. Any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier or U.S. Mail and shall be deemed given: (a) if served in person, when served; (b) if telecopied, on the date of transmission if before 3:00 p.m. (Chicago time) on a business day; PROVIDED that a hard copy of such notice is also sent pursuant to (c) or (d) below; (c) if by overnight courier, on the first business day after delivery to the courier; or (d) if by U.S. Mail, certified or registered mail, return receipt requested on the fourth (4th) day after deposit in the mail postage prepaid.

Notices to Borrower:          United-Woodmere, Inc.
                              2100 Golf Road, Suite 110
                              Rolling Meadows, Illinois 60008-4240
                              Attn:     Mr. Edward F. Havlik
                              Telecopy:  847-527-9285

Notices to Lender:            Heller Financial, Inc.
                              Real Estate Financial Services
                              500 West Monroe St. 17th Fl.
                              Chicago, Illinois 60661
                              Attn:     Manager, Residential Investment Group
                              Loan No. 98-163
                              Telecopy: (312) 441-7740

With a copy to:               Heller Financial, Inc.
                              Real Estate Financial Services
                              500 West Monroe St. 15th Fl.
                              Chicago, Illinois 60661
                              Telecopy: (312) 441-7872
                              Attn:     Group General Counsel
                                        Loan No. 98-163

     11.9. SUCCESSORS AND ASSIGNS BOUND; JOINT AND SEVERAL LIABILITY; AGENTS; AND CAPTIONS. The covenants and agreements contained in the Loan Documents shall bind, and the rights thereunder shall inure to, the respective successors and assigns of Lender, Borrower and Obligors, subject to the provisions of this Agreement. All covenants and agreements of Borrower and Obligors shall be joint and several. In exercising any rights under the Loan Documents or taking any actions provided for therein, Lender may act through its employees, agents or independent contractors as authorized by Lender. The captions and headings of the paragraphs and sections of this Agreement are for convenience only and are not to be used to interpret or define the provisions hereof.

     11.10. TERMS AND USAGE. As used in the Loan Documents "BUSINESS DAY" means any day, other than a Saturday or a Sunday, when banks in Chicago, Illinois are not required or authorized to be closed.

     11.11. TIME OF ESSENCE. Time is of the essence of this Agreement and the other Loan Documents and the performance of each of the covenants and agreements contained herein and therein.

     11.12. VENUE. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK,

STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. BORROWER HEREBY WAIVES ANY PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

     11.13. JURY TRIAL WAIVER. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INCLUDE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

     11.14. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and together shall constitute the Agreement.

     11.15. FINAL AGREEMENT/MODIFICATION. This Agreement, together with the other Loan Documents, represents the entire agreement among Borrower, Obligors and Lender and supersedes all prior agreements among the parties with respect to the Loan. This Agreement and the other Loan Documents may only be modified by written instrument executed by the applicable parties.

     The parties hereto have executed this Agreement or has caused the same to be executed by their duly authorized representatives as of the date first above written.

                              BORROWER:

                              UNITED-WOODMERE, INC., an Illinois corporation



                              By:  _________________________________
                              Name:  William J. Crock
                              Title:  Vice President



                              LENDER:

                              HELLER FINANCIAL, INC.



               By:_______________________________________
               Its:_______________________________________

                                     EXHIBIT A

                                 LEGAL DESCRIPTION


PARCEL 1:

LOTS 1 THROUGH 12, BOTH INCLUSIVE, 23, 29, 31 AND 32 IN WOODMERE SUBDIVISION, BEING A SUBDIVISION OF THAT PART OF THE NORTHWEST 1/4 OF THE NORTHWEST 1/4 OF
SECTION 32, TOWNSHIP 38 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT OF SUBDIVISION RECORDED AS DOCUMENT NUMBER R96-140515, IN DUPAGE COUNTY, ILLINOIS.

PARCEL 2:

LOTS 3, 9 THROUGH 16, BOTH INCLUSIVE, AND 33 THROUGH 48, BOTH INCLUSIVE, IN WOODMERE SUBDIVISION PHASE II, A RESUBDIVISION OF LOTS 81 AND 82 IN WOODMERE SUBDIVISION, BEING A SUBDIVISION OF THAT PART OF THE NORTHWEST 1/4 OF THE NORTHWEST 1/4 OF SECTION 32, TOWNSHIP 38 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT OF SUBDIVISION RECORDED AS DOCUMENT NUMBER R96-184333, AND CERTIFICATE OF CORRECTION RECORDED AS DOCUMENT R97-059502, IN DUPAGE COUNTY, ILLINOIS.

PARCEL 3:

LOTS 17 THROUGH 32, BOTH INCLUSIVE, 49 THROUGH 54, BOTH INCLUSIVE, AND 60 IN WOODMERE PHASE II RESUBDIVISION BEING A RESUBDIVISION OF LOTS 17 THROUGH 32, INCLUSIVE, LOTS 49 THROUGH 54, INCLUSIVE, LOT 60 AND OUTLOTS G, I, J, K, O, R AND T IN WOODMERE SUBDIVISION, PHASE II, OF THAT PART OF THE NORTHWEST 1/4 OF THE NORTHWEST 1/4 OF SECTION 32, TOWNSHIP 38 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED SEPTEMBER 17, 1997 AS DOCUMENT NUMBER R97-138981, IN DUPAGE COUNTY, ILLINOIS.

PARCEL 4:

EASEMENT FOR INGRESS AND EGRESS FOR THE BENEFIT OF PARCELS 1, 2 AND 3 AS CREATED BY DECLARATION OF EASEMENT RECORDED AS DOCUMENT NUMBER R-97-040949.

                                    EXHIBIT B

                                 FORM OF DRAW REQUEST


                                    (See Attached)

                                      EXHIBIT C


                                      LITIGATION


                                         None

                                      EXHIBIT D


                                    PROJECT BUDGET


                                    (See Attached)

                                      EXHIBIT E


                                CONSTRUCTION SCHEDULE


                                    (See Attached)

                                      SCHEDULE I

                                INDEX OF DEFINED TERMS


DEFINED TERM   SECTION
ABF                                                         1.1.1.
Affiliate                                                   6.5.
Agreement                                                   Introductory
Architect                                                   6.14.
Architect's Contract                                        6.14.
Bank                                                        1.5.1.
Base Rate                                                   1.3.
Borrower                                                    Introductory
Business Day                                                11.10.
Closing Date                                                1.1.1.
Collateral                                                  2.1
Construction Documents                                      6.14.
Construction Contract                                       6.14.
Construction Schedule                                       6.7.1.
Control                                                     6.5.
Costs                                                       11.1.
Depository Account                                          1.5.1.
Disbursement Account                                        1.5.2.
Environmental Indemnity                                     3.1(h)
Equity Loan                                                 1.8.1.
Equity Loan Agreement                                       1.8.1.
Equity Loan Amendment                                       1.8.1.
Event of Default                                            9.1.
Genel                                                       1.1.1.
General Contractor                                          6.14.
Havlik                                                      2.1.
Havlik Guaranty                                             2.1.
Homes                                                       Recital B
Improvements                                                Recital B
Incorporation Documents                                     5.3.
Indebtedness                                                9.1(a)
Initial Funding Amount                                      1.1.1.
Inspecting Architect                                        4.10(b)
Interest Rate                                               1.3.

Lender                                                      Introductory
Loan                                                        Recital A
Loan Documents                                              Recital D
Maturity Date                                               1.2.
Mortgage                                                    Recital D
Note                                                        Recital A
Obligors                                                    2.1.
Participation                                               1.8.2(a)
Participation Reserve                                       1.8.3.
Person                                                      6.5.
Plans and Specifications                                    6.14.
Project                                                     Recital B
Project Budget                                              6.7.1.
Project Costs                                               6.7.1.
Property                                                    Recital B
Release Parcel                                              Article X(c)
Revenue                                                     1.8.2(a)
Security Agreement                                          2.1.
Title Company                                               1.5.5.
Title Policy                                                3.2.
Tri-Party Agreement                                         1.5.5.
United-Darien                                               1.8.1.
United Development                                          2.1
United Development Guaranty                                 2.1.
United Development Pledge Agreements                        2.1.
United Homes                                                1.8.1.
United Homes Pledge Agreements                              2.1.
United Homes Security Agreements                            2.1.

                                                                Loan No. 98-163
                                                     Woodmere Construction Loan





                             CONSTRUCTION LOAN AGREEMENT

                                       BETWEEN


                               HELLER FINANCIAL, INC.,
                                A DELAWARE CORPORATION

                                      ("LENDER")


                                         AND


                                UNITED-WOODMERE, INC.,
                               AN ILLINOIS CORPORATION

                                     ("BORROWER")






                            $13,715,000 Construction Loan

                      Woodmere Townhome and Condominium Project
                                   Darien, Illinois

                                  TABLE OF CONTENTS


SECTION                                                                     PAGE
ARTICLE I   The Loan . . . . . . . . . . . . . . . . . . . . . . . . . .     2
     1.1.   Disbursements. . . . . . . . . . . . . . . . . . . . . . . .     2
     1.2.   Loan Term. . . . . . . . . . . . . . . . . . . . . . . . . .     3
     1.3.   Interest Rate. . . . . . . . . . . . . . . . . . . . . . . .     3
     1.4.   Payments . . . . . . . . . . . . . . . . . . . . . . . . . .     3
     1.5.   Cash Management System . . . . . . . . . . . . . . . . . . .     4
     1.6.   Application of Payments. . . . . . . . . . . . . . . . . . .     5
     1.7.   No Reborrowing of Repaid Principal . . . . . . . . . . . . .     5
     1.8.   Assumption of Equity Loan and Payment of Participation . . .     5
     1.9.   Prepayments of Loan. . . . . . . . . . . . . . . . . . . . .     6

ARTICLE II  Security . . . . . . . . . . . . . . . . . . . . . . . . . .     7
     2.1.   Collateral . . . . . . . . . . . . . . . . . . . . . . . . .     7

ARTICLE III Conditions Precedent to Initial Funding. . . . . . . . . . .     7
     3.1.   Loan Documents . . . . . . . . . . . . . . . . . . . . . . .     7
     3.2.   Title Policy and Endorsements. . . . . . . . . . . . . . . .     8
     3.3.   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . .     8
     3.4.   Compliance with Laws . . . . . . . . . . . . . . . . . . . .     8
     3.5.   Opinions of Counsel. . . . . . . . . . . . . . . . . . . . .     9
     3.6.   Zoning and Final Plat. . . . . . . . . . . . . . . . . . . .     9
     3.7.   Approvals. . . . . . . . . . . . . . . . . . . . . . . . . .     9
     3.8.   Sufficiency of Funds . . . . . . . . . . . . . . . . . . . .     9
     3.9.   Utilities. . . . . . . . . . . . . . . . . . . . . . . . . .     9
     3.10.  Additional Items . . . . . . . . . . . . . . . . . . . . . .     9

ARTICLE IV  Method and Conditions of Disbursement of Additional Advances     9
     4.1.   Requirements for Disbursements . . . . . . . . . . . . . . .     9
     4.2.   Conditions to Each Disbursement. . . . . . . . . . . . . . .    11
     4.3.   Payment for On-Site or Warehoused Materials. . . . . . . . .    12
     4.4.   Payment for Off-Site Materials . . . . . . . . . . . . . . .    12
     4.5.   Soft Costs . . . . . . . . . . . . . . . . . . . . . . . . .    13
     4.6.   Debit to Loan. . . . . . . . . . . . . . . . . . . . . . . .    13
     4.7.   Notice, Frequency and Place of Disbursements . . . . . . . .    13
     4.8.   Advances to General Contractor . . . . . . . . . . . . . . .    13
     4.9.   Receipt of Funds . . . . . . . . . . . . . . . . . . . . . .    13
     4.10.  Inspection . . . . . . . . . . . . . . . . . . . . . . . . .    14
     4.11.  Loan Balancing . . . . . . . . . . . . . . . . . . . . . . .    14
     4.12.  Advances Do Not Constitute a Waiver. . . . . . . . . . . . .    15

ARTICLE V   Representations and Warranties . . . . . . . . . . . . . . .    15
     5.1.   Borrower Existence . . . . . . . . . . . . . . . . . . . . .    15
     5.2.   Obligors . . . . . . . . . . . . . . . . . . . . . . . . . .    15
     5.3.   Borrower's Corporate Documents . . . . . . . . . . . . . . .    16
     5.4.   Other Agreements . . . . . . . . . . . . . . . . . . . . . .    16
     5.5.   Property . . . . . . . . . . . . . . . . . . . . . . . . . .    16
     5.6.   Property Access. . . . . . . . . . . . . . . . . . . . . . .    16
     5.7.   Utilities. . . . . . . . . . . . . . . . . . . . . . . . . .    16
     5.8.   Flood Hazards/Wetlands . . . . . . . . . . . . . . . . . . .    17
     5.9.   Taxes/Assessments. . . . . . . . . . . . . . . . . . . . . .    17
     5.10.  Eminent Domain . . . . . . . . . . . . . . . . . . . . . . .    17
     5.11.  Litigation . . . . . . . . . . . . . . . . . . . . . . . . .    17
     5.12.  Accuracy . . . . . . . . . . . . . . . . . . . . . . . . . .    17
     5.13.  Foreign Ownership. . . . . . . . . . . . . . . . . . . . . .    17
     5.14.  Solvency . . . . . . . . . . . . . . . . . . . . . . . . . .    17
     5.15.  Financial Statement/No Change. . . . . . . . . . . . . . . .    17
     5.16.  Single Asset Entity. . . . . . . . . . . . . . . . . . . . .    18
     5.17.  No Broker. . . . . . . . . . . . . . . . . . . . . . . . . .    18
     5.18.  Documents. . . . . . . . . . . . . . . . . . . . . . . . . .    18

ARTICLE VI  Affirmative Covenants. . . . . . . . . . . . . . . . . . . .    18
     6.1.   Books and Records/Audits . . . . . . . . . . . . . . . . . .    18
     6.2.   Financial Statements; Balance Sheets . . . . . . . . . . . .    19
     6.3.   Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . .    19
     6.4.   Notice of Litigation or Default. . . . . . . . . . . . . . .    20
     6.5.   Affiliate Transactions . . . . . . . . . . . . . . . . . . .    20
     6.6.   Construction . . . . . . . . . . . . . . . . . . . . . . . .    20
     6.7.   Project Budget and Construction Schedule . . . . . . . . . .    21
     6.8    Further Encumbrances . . . . . . . . . . . . . . . . . . . .    22
     6.9.   Assignment . . . . . . . . . . . . . . . . . . . . . . . . .    22
     6.10.  Compliance with Regulations and Restrictions . . . . . . . .    22
     6.11.  Governmental Permissions . . . . . . . . . . . . . . . . . .    23
     6.12.  Correction of Defects. . . . . . . . . . . . . . . . . . . .    23
     6.13.  Storage of Materials . . . . . . . . . . . . . . . . . . . .    23
     6.14.  Construction Documents . . . . . . . . . . . . . . . . . . .    23

ARTICLE VII Negative Covenants . . . . . . . . . . . . . . . . . . . . .    23
     7.1.   No Amendments. . . . . . . . . . . . . . . . . . . . . . . .    23
     7.2.   No Waiver Under Construction Documents . . . . . . . . . . .    24
     7.3.   No Additional Indebtedness . . . . . . . . . . . . . . . . .    24
     7.4.   No Commingling Funds . . . . . . . . . . . . . . . . . . . .    24
     7.5.   No Liens or Transfers. . . . . . . . . . . . . . . . . . . .    24
     7.6.   Use of Property. . . . . . . . . . . . . . . . . . . . . . .    24

ARTICLE VIII . . . . . . . . . . . . . . . . . . . . Additional Security    24
     8.1.   Nature of Additional Security. . . . . . . . . . . . . . . .    24
     8.2.   Rights on Default. . . . . . . . . . . . . . . . . . . . . .    25

ARTICLE IX  Events of Default; Acceleration of Indebtedness; Remedies. .    25
     9.1.   Events of Default. . . . . . . . . . . . . . . . . . . . . .    25
     9.2.   Acceleration; Remedies . . . . . . . . . . . . . . . . . . .    26
     9.3.   Lender's Performance Conditional . . . . . . . . . . . . . .    27

ARTICLE X   Partial Releases . . . . . . . . . . . . . . . . . . . . . .    27

ARTICLE XI  Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . .    28
     11.1.  Expenditures and Expenses. . . . . . . . . . . . . . . . . .    28
     11.2.  Disclosure of Information. . . . . . . . . . . . . . . . . .    29
     11.3.  Sale of Loan . . . . . . . . . . . . . . . . . . . . . . . .    29
     11.4.  Forbearance by Lender Not a Waiver . . . . . . . . . . . . .    29
     11.5.  Governing Law; Severability. . . . . . . . . . . . . . . . .    29
     11.6.  Relationship . . . . . . . . . . . . . . . . . . . . . . . .    29
     11.7.  Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . .    30
     11.8.  Notice . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
     11.9.  Successors and Assigns Bound; Joint and Several Liability;
            Agents; and Captions . . . . . . . . . . . . . . . . . . . .    31
     11.10. Terms and Usage. . . . . . . . . . . . . . . . . . . . . . .    31
     11.11. Time of Essence. . . . . . . . . . . . . . . . . . . . . . .    31
     11.12. Venue. . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
     11.13. Jury Trial Waiver. . . . . . . . . . . . . . . . . . . . . .    31
     11.14. Counterparts . . . . . . . . . . . . . . . . . . . . . . . .    32
     11.15. Final Agreement/Modification . . . . . . . . . . . . . . . .    32

EXHIBIT A    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-1

EXHIBIT B    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-1

EXHIBIT C    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   C-1

EXHIBIT D    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   D-1

EXHIBIT E    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   E-1

SCHEDULE I   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-1